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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91339) of Retek Inc., of our report dated September 9, 1999, on our audits of the financial statements of Retek Logistics Inc. as of March 31, 1998 and December 31, 1997, and for the three months ended March 31, 1998 and for the year ended December 31, 1997, which report is included in this Annual Report on Form 10-K.






                                               /s/  PricewaterhouseCoopers LLP


Minneapolis, Minnesota
March 14, 2000